SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. 6)


       Check the appropriate box:
       [X]    Preliminary Information Statement
       [ ]    Confidential, for Use of the Commission Only (as permitted by Rule
              14c-5(d)(2))
       [ ]    Definitive Information Statement

                             UNIVERSAL HEIGHTS, INC.
                (Name of Registrant As Specified In Its Charter)

       Payment of Filing Fee (Check the appropriate box):
       [X]    No Fee Required
       [ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and
              0-11.
           1) Title of each class of securities to which transaction applies:
                     Common Stock, par value $.01 per share

           2) Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                     Not Applicable

           4) Proposed maximum aggregate value of transaction:
                     Not Applicable

           5) Total fee paid:
                     None; no fee required

       [ ]    Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)   Amount Previously Paid:

              2)   Form, Schedule or Registration Statement No.:

              3)   Filing Party:

              4)   Date Filed:

                                PRELIMINARY COPY
                             UNIVERSAL HEIGHTS, INC.
                       2875 N.E. 191st Street, Suite 400A
                              Miami, Florida 33180


                              INFORMATION STATEMENT


                           Pursuant to Regulation 14C
                                Promulgated Under
                 the Securities Exchange Act of 1934, as amended


       This Information Statement,which is being mailed on or about August ____, 1998 to holders of record on August ___, 1998 of shares of the common stock, par value $.01 per share (the "Common Stock") of Universal Heights, Inc., a Delaware corporation (the "Company"), is being furnished in connection with the proposed adoption of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") pursuant to the written consent of the holders of a majority of the Company's outstanding Common Stock, Series A Preferred Stock and Series M Convertible Preferred Stock (which Series A and Series M Convertible Preferred Stock (the "Series M Preferred Stock"), collectively referred to as the "Preferred Stock," is held by members of current management and a person related thereto). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and footnote nos. 3, 4, 5 and 9 thereto."


       On August 18, 1997, the Board of Directors of the Company approved and recommended that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000. On December 2, 1997 (the "Record Date"), the holders of more than a majority of the issued and outstanding shares of Common Stock and Preferred Stock executed a Written Consent to Corporate Action (the "Written Consent") pursuant to which such holders approved the Amendment. Such Written Consent was filed with the Company on or about January 29, 1998. Such approval by the Board of Directors and by the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock is adequate under Delaware law to cause the Amendment to be effected. The Amendment will become effective upon the filing with the Company of the Written Consent and the filing of the Amendment with the Secretary of State of Delaware. In accordance with applicable law, the Company is mailing this Information Statement to Company stockholders entitled to notice at least twenty (20) calendar days prior to the date the Amendment is to be filed with the Secretary of State in Delaware.

       This Information Statement is being provided for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            OUTSTANDING STOCK AND VOTING RIGHTS

       As of the Record Date, there were 3,425,588 shares of Common Stock, 49,250 shares of Series A Preferred Stock and 88,690 shares of Series M Preferred Stock (collectively, the "Preferred Stock") issued and outstanding, respectively. Each share of Common Stock and Preferred Stock entitles its holder to one vote.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth the beneficial ownership of Common Stock as of May 14, 1998 of: (i) each of the Company's officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's officers and directors as a group:



   Name and Address of              Number of Shares        Percentage Ownership
   Beneficial Owner(1)(2)       Beneficially Owned (3)            of Class
   ----------------------       ----------------------      --------------------

Bradley I. Meier                    4,156,818 (4)                 23.2%
Norman M. Meier                     2,465,624 (5)                 14.8%
Irwin L. Kellner                      200,000 (6)                  1.3%
Reed J. Slogoff                       200,000 (7)                  1.3%
Joel M. Wilentz                       242,000 (8)                  1.6%
Phylis R. Meier                       996,426 (9)                  6.5%
Belmer Partners                       271,142 (10)                 1.8%
Shephard Lane, Esq.                   776,666 (11)                 5.0%
  Slatt & Lane
  600 Third Avenue
  New York,  NY 10016
Lancer Entities (12)                4,818,667 (12)                32.8%
  375 Park Ave., Suite 2006
  New York, NY  10152
Officers and directors as a group   7,264,442                     35.5%
   (5 people) (13)


--------

(1) Each person's address is c/o the Company, 2875 N.E. 191st Street, Suite 400A, Miami, Florida 33180, unless otherwise noted.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

(3) A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options or conversion of Series A and Series M Preferred Stock or convertible debt. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants, stock options, Series A and Series M Preferred Stock and convertible debt that is held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof, have been exercised or converted.

 (4) Consists of (i) (a) 962,829 shares of Common Stock, (b) options to purchase 1,875 shares of Common Stock at an exercise price of $9.00, options to purchase 1,875 shares of Common Stock at an exercise price of $12.50, ten-year options to purchase 90,000 shares at an exercise price of $2.88 as to 45,000 shares and $3.88 as to the remaining 45,000 shares granted pursuant to Mr. Meier's employment agreement, options to purchase 90,000 shares at an exercise price of $1.13 per share and options to purchase 500,000 shares at $1.25 per share, (c) warrants to purchase 15,429 shares of Common Stock at an exercise price of $1.75, warrants to purchase 339,959 shares at an exercise price of $3.00 per share, warrants to purchase 82,000 shares of Common Stock at $1.00 and warrants to purchase 131,700 shares of Common Stock at a price of $.75 per share, (d) 169,450 shares of Common Stock issuable upon conversion of Series M Preferred Stock, (e) options to purchase 250,000 shares of Common Stock at $1.06 per share which vested on November 2, 1997, (f) options to purchase 1,000,000 shares of Common Stock at $1.06 per share, 500,000 of which vested on May 1, 1997 and 500,000 of which vested on May 1, 1998, granted pursuant to Mr. Meier's new employment agreement, (g) options to purchase 250,000 shares of Common Stock at a price of $1.63 per share and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer Partners, a Florida general partnership ("Belmer"), of which Mr. Meier is a general partner. Excludes unvested options to purchase 500,000 shares of Common Stock at $1.06 per share granted pursuant to Mr. Meier's new employment agreement. Also excludes all securities owned by Norman Meier and Phylis Meier, Mr. Meier's father and mother, respectively. Includes 416,666 and 250,000 shares owned by Lynda Meier and Eric Meier, respectively, who are the sister and brother, respectively, of Bradley I. Meier, which shares are subject to proxies granting voting rights for such shares to Bradley I. Meier. Mr. Meier is the President, Chief Executive Officer and a Director of the Company.


(5) Consists of (i) (a) 457,371 shares of Common Stock, (b) options to purchase 3,750 shares of Common Stock at an exercise price of $12.50 per share, and options to purchase 3,750 shares of Common Stock at an exercise price of $9.00 per share and options to purchase 250,000 shares of Common Stock at an exercise price of $1.25, (c) warrants to purchase 3,082 shares of Common Stock at an exercise price of $22.00 per share, warrants to purchase 2,494 shares of Common Stock at an exercise price of $4.25 per share, warrants to purchase 28,538 shares of Common Stock at an exercise price of $1.50 per share, warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.00 and warrants to purchase 110,000 shares of Common Stock at an exercise price of $1.00, (d) 214,938 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock owned by such person, (e) options to purchase 500,000 shares of Common Stock at $1.06 per share which vested on November 2, 1997, (f) options to purchase 500,000 shares of Common Stock at $1.63 per share and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer, of which Mr. Meier is a general partner. Excludes all securities owned by Bradley Meier or Phylis Meier. Mr. Meier is a Director of the Company, the father of Bradley Meier, the President of the Company and the former spouse of Phylis Meier.


(6) Consists of options to purchase 100,000 shares of Common Stock at an exercise price of $1.06 per share and options to purchase 100,000 shares of Common Stock at $1.63 per share. Dr. Kellner is a Director of the Company.

(7) Consists of options to purchase 100,000 shares of Common Stock at $1.06 per share and options to purchase 100,000 shares of Common Stock at $1.63 per share. Mr. Slogoff is a Director of the Company.

(8) Consists of (i) 42,000 shares of Common Stock and (ii) options to purchase 100,000 shares of Common Stock at $1.06 per share and options to purchase 100,000 shares of Common Stock at $1.63 per share. Mr. Wilentz is a Director of the Company.

(9) Consists of (i) (a) 333,792 shares of Common Stock, (b) 2,880 shares of Common Stock issuable upon conversion of related party debt, (c) warrants to purchase 354,115 shares of Common Stock, and (d) 33,938 shares of Common Stock issuable upon conversion Series A and Series M Preferred Stock owned by Ms. Meier, and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer. Excludes all securities owned by Bradley Meier and Norman Meier, the son and former spouse of Ms. Meier, respectively. Ms. Meier is managing general partner of Belmer.

(10) Consists of (i) 54,533 shares of Common Stock, (ii) 67,168 shares of Common Stock issuable upon exercise of warrants and (iii) 150,000 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock. Belmer Partners is a Florida general partnership in which Phylis R. Meier is managing general partner and Bradley I. Meier and Norman M. Meier are general partners.

(11) Consists of (i) 71,666 shares of Common Stock, (ii) options to purchase 50,000 shares of Common Stock at $1.25 per share and (iii) (a) warrants to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share and (b) warrants to purchase 630,000 shares of Common Stock at an exercise price of $1.00 per share.

(12) Consists of (i) 2,076,667 shares of Common Stock held by Lancer Partners LP, (ii) 2,000,000 shares of Common Stock held by Lancer Offshore, Inc., (iii) 435,000 shares of Common Stock held by Lancer Voyager Fund (collectively referred to herein as the "Lancer Entities") and (iv) 307,000 shares held by Michael Lauer, a principal in each of the Lancer Entities. The Lancer Entities and Mr. Lauer filed a Schedule 13D as a group with respect to their ownership of Common Stock of the Company on June 5, 1998.

(13)     See footnotes (1) - (8) above.

       The following table sets forth the beneficial ownership of Common Stock as of the Record Date and giving effect to the issuance of Common Stock in connection with the Company's insurance subsidiary financing (as described herein following the footnotes below) of: (i) each of the Company's officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's officers and directors as a group:


                                                                           Percentage Ownership of
Name and Address of          Number of Shares           Percentage         Class Giving Effect to
Beneficial Owner(1)          Beneficially Owned(2)(3)   Ownership          Insurance Subsidiary
                                                        of Class(3)           Financing(3)(*)

Bradley I. Meier                  3,406,818 (4)            58.0%                    19.9%(5)
Lynda R. Meier                      416,666                   0%                     2.8%(5)
Eric Meier                          250,000                   0%                     1.7%(5)
Norman M. Meier                   1,965,624 (6)            39.8%                    12.1%
Irwin L. Kellner                    100,000 (7)             2.8%                     0.6%
Reed J. Slogoff                     100,000 (8)             2.8%                     0.6%
Joel M. Wilentz                     100,000 (9)             2.8%                     0.6%
Phylis R. Meier                     996,426 (10)           25.9%                     6.5%
Belmer Partners                     271,701 (11)            7.8%                     1.8%
Shephard Lane, Esq.                 176,666                 5.0%                     1.2%
   Slatt & Lane
   600 Third Avenue
   New York, NY 10016
Lancer Entities                   4,818,667 (12)              0%                    32.8%
  375 Park Ave., Suite 2006
  New York, NY  10152
Officers and directors
  as a group (5 people)           5,672,442 (13)           73.8%                    33.5%(5)


(1) Each person's address is c/o the Company, 2875 N.E. 191st Street, Suite 400A, Miami, Florida 33180, unless otherwise noted.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

(3) A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options or conversion of Series A and Series M Preferred Stock or convertible debt. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants, stock options, Series A and Series M Preferred Stock and convertible debt that is held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof, have been exercised or converted.

* See discussion following footnotes concerning the Company's insurance subsidiary financing.

(4) Consists of (i) (a) 962,829 shares of Common Stock, (b) options to purchase 1,875 shares of Common Stock at an exercise price of $9.00, options to purchase 1,875 shares of Common Stock at an exercise price of

       $12.50, ten-year options to purchase 90,000 shares at an exercise price of $2.88 as to 45,000 shares and $3.88 as to the remaining 45,000 shares granted pursuant to Mr. Meier's employment agreement, options to 90,000 shares at an exercise price of $1.13 per share and options to purchase 500,000 shares at $1.25 per share, (c) warrants to purchase 15,429 shares of Common Stock at an exercise price of $1.75, warrants to purchase 339,959 shares at an exercise price of $3.00 per share, warrants to purchase 82,000 shares of Common Stock at $1.00 and warrants to purchase 131,700 shares of Common Stock at a price of $.75 per share, (d) 169,450 shares of Common Stock issuable upon conversion of Series M Preferred Stock, (e) options to purchase 250,000 shares of Common Stock at $1.06 per share which vested on November 2, 1997, (f) options to purchase 500,000 shares of Common Stock at $1.06 per share which vested on May 1, 1997 granted pursuant to Mr. Meier's new employment agreement, (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer Partners, a Florida general partnership ("Belmer"), of which Mr. Meier is a general partner.

       Excludes unvested options to purchase 1,000,000 shares of Common Stock at $1.06 per share granted pursuant to Mr. Meier's new employment agreement. Also excludes all securities owned by Norman Meier and Phylis Meier, Mr. Meier's father and mother, respectively. Mr. Meier is the President, Chief Executive Officer and a Director of the Company.

(5) Reflects 416,666 and 250,000 shares of Common Stock purchased by Lynda Meier and Eric Meier, respectively, the sister and brother of Bradley I. Meier, in the insurance subsidiary financing after the record date. Lynda Meier and Eric Meier have subsequently executed proxies pursuant to which Bradley I. Meier was given voting rights with respect to their shares.

(6) Consists of (i) (a) 457,371 shares of Common Stock, (b) options to purchase 3,750 shares of Common Stock at an exercise price of $12.50 per share, and options to purchase 3,750 shares of Common Stock at an exercise price of $9.00 per share and options to purchase 250,000 shares of Common Stock at an exercise price of $1.25, (c) warrants to purchase 3,082 shares of Common Stock at an exercise price of $22.00 per share, warrants to purchase 2,494 shares of Common Stock at an exercise price of $4.25 per share, warrants to purchase 28,538 shares of Common Stock at an exercise price of $1.50 per share, warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.00 and warrants to purchase 110,000 shares of Common Stock at an exercise price of $1.00, (d) 214,938 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock owned by such person, (e) options to purchase 500,000 shares of Common Stock at $1.06 per share which vested on November 2, 1997, and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer, of which Mr. Meier is a general partner. Excludes all securities owned by Bradley Meier or Phylis Meier. Mr. Meier is a Director of the Company, the father of Bradley Meier, the President of the Company and the former spouse of Phylis Meier.

(7) Consists of options to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share. Dr. Kellner is a director of the Company.

(8) Consists of options to purchase 100,000 shares of Common Stock at $1.00 per share. Mr. Slogoff is a director of the Company.

(9) Consists of options to purchase 100,000 shares of Common stock at $1.00 per share. Mr. Wilentz is a director of the Company.

(10) Consist of (i) 333,792 shares of Common Stock, (b) 2,880 shares of Common Stock issuable upon conversion of related party debt, (c) warrants to purchase 354,115 shares of Common Stock, and (d) 33,938 shares of Common Stock issuable upon conversion Series A and Series M Preferred Stock owned by Ms. Meier, and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer. Excludes all securities owned by Bradley Meier and Norman Meier, the son and former spouse of Ms. Meier, respectively. Ms. Meier is managing general partner of Belmer.

(11) Consists of (a) 54,533 shares of Common Stock, (b) 67,168 shares of Common Stock issuable upon exercise of warrants and (c) 150,000 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock. Belmer Partners is a Florida general partnership in which Phylis
       R. Meier is managing general partner and Bradley I. Meier and Norman M. Meier are general partners.

(12) Consists of (i) 2,076,667 shares of Common Stock held by Lancer Partners LP, (ii) 2,000,000 shares of Common Stock held by Lancer Offshore, Inc.,
       (iii) 435,000 shares of Common Stock held by Lancer Voyager Fund (collectively referred to herein as the "Lancer Entities") and (iv) 307,000 shares held by Michael Lauer, a principal in each of the Lancer Entities. The Lancer Entities and Mr. Lauer filed a Schedule 13D as a group with respect to their ownership of Common Stock of the Company on June 5, 1998.

(13)   See footnotes (1) - (8) above.

                           AMENDMENT OF THE COMPANY'S
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                             INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK
                          FROM 20,000,000 TO 40,000,000


      The Company proposes to increase its authorized Common Stock from 20,000,000 shares to 40,000,000 shares. The par value of the Common Stock will remain at $.01 per share. The Board of Directors believes that an amendment to its Amended and Restated Certificate of Incorporation to accomplish this purpose is in the best interests of the Company and its shareholders so as to have issuable additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further shareholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, but not limited to, future acquisitions of property or securities of other corporations, stock dividends, stock splits, equity and convertible debt financings. The Company has no current plans to make an acquisition of property or securities of another corporation or to engage in a merger, exchange, combination or other similar transaction other than the insurance subsidiary financing discussed below.

       Such additional shares will also be available for: (a) the possible exercise of shares of Common Stock underlying previously issued and currently outstanding (1) Common Stock Purchase Warrants which are currently "out of the money" and (2) stock options issued to certain members of management and others which options by their terms have not yet vested and/or are "out of the money"; and (b) the possible conversion of previously issued and outstanding shares of Series A and Series M Preferred Stock into shares of the Company's Common Stock (such Common Stock Purchase Warrants, stock options, and Series A and Series M Preferred Stock are collectively referred to as the "Convertible Securities"), which Convertible Securities relate to approximately 10,000,000 underlying shares of Common Stock.

       The Company has recently completed a private placement equity financing for $6.72 million with various institutional and/or otherwise accredited investors for its recently formed subsidiary, Universal Property & Casualty Insurance Company. Such proceeds are being utilized to meet minimum regulatory capitalization requirements ($5,300,000) required by the Florida Department of Insurance to obtain an insurance company license to engage in the type of homeowners insurance company business which is planned and for general working capital purposes. Pursuant to such financing, the Company is issuing 11,208,996 shares of the Company's restricted Common Stock at $.60 per share. While such financing and the number of shares of the Company's Common Stock to be issued pursuant thereto may constitute a change of control (defined to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise) of the Company, prior to any shareholders meeting, current management will be in a position to exercise defacto control over the affairs of the Company. Management is not aware of any voting arrangements or understandings by or among the investors who have invested. However, the new investors in such financing will collectively possess voting control.

       No shareholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

       The complete text of the proposed Amendment to the Company's Amended and Restated Certificate of Incorporation is set forth as Exhibit A to this Information Statement.


     The Company's Transition Report on Form 10KSB for the period from May 1, 1997 to December 31, 1997 filed on June 6, 1998, and as amended on August 14, 1998; Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997 filed on August 13, 1997, and as amended October 14, 1997, December 15, 1997, March 10, 1998 and March 30, 1998; Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997 filed on September 12, 1997, and as amended on October 14, 1997 and April 4, 1998; Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997 filed on December 12, 1997, and as amended on April 7, 1998; Quarterly Report on Form 10-QSB for the quarter ended January 31, 1998 filed on March 20, 1998 and as amended on May 22, 1998, June 2, 1998 and August 14, 1998; Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 filed on May 5, 1998, and as amended on August 14, 1998; and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 filed on August 13, 1998 are incorporated by reference herein and are attached hereto.


                                           BY ORDER OF THE BOARD
                                             OF DIRECTORS


                                           Bradley Meier, President



                                           Irwin Kellner, Secretary

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNIVERSAL HEIGHTS, INC.

         Universal Heights, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members and filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

         RESOLVED, that the Corporation shall amend its Amended and Restated Certificate of Incorporation by deleting in its entirety paragraph (a) and subparagraphs (i) and (ii) thereunder of ARTICLE IV and inserting in its place the following:

                                   ARTICLE IV

         (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which:

             (i) 40,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share (the "Common Stock"); and

             (ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

         All other provisions of Article IV of the Corporation's Amended and Restated Certificate of Incorporation and all other provisions of the Corporation's Amended and Restated Certificate of Incorporation shall remain unchanged and in full force and effect.

       SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bradley I. Meier, its President, and attested by Irwin Kellner, its Secretary this ___ day of August, 1998.

                                       UNIVERSAL HEIGHTS, INC.


                                    By: /s/ Bradley I. Meier
                                       ----------------------------------
                                            Bradley I. Meier, President

(SEAL)

ATTEST:

By:
     Irwin Kellner, Secretary